Exhibit 99.1

GWG Holdings Completes Initial Closing of $695 Million Strategic Transaction with

The Beneficient Company

Initial Closing includes $50 Million Investment in GWGH Preferred Stock

Highlights of the Transaction:

•	The $695 million strategic transaction, structured as a two-part closing, is a transformative transaction for GWG Holdings, Inc. (GWGH).
•	The initial closing of the transaction exchanged $453 million in assets among GWGH, The Beneficient Company Group, L.P. (BEN) and Seller Trusts and paves the way for a final closing of an exchange of an additional $242 million in assets anticipated to take place in the fourth quarter of this year.
•	For GWGH, the transaction provides a significant increase and diversification in its alternative asset portfolio that is intended to provide a new source of earnings and cash flow while at the same time significantly increasing shareholder common equity.
•	The transaction is expected to fulfill GWGH’s strategic objective of accessing a proprietary future source of GWGH-underwritten life insurance assets which BEN would finance and include as a new allocation among BEN’s existing diversified mix of alternative asset classes it lends against and administers.
•	As part of the initial closing, GWGH received a $50 million investment through the issuance of a GWGH Series B Preferred Stock that will convert into GWGH common stock at $10.00 per share at the final closing between GWGH and BEN and certain third parties participating in this transaction.
•	Note: Due to the announcement of the initial close of the BEN transaction, GWGH second quarter earnings will be released at 5:00 p.m. EDT today.

MINNEAPOLIS and DALLAS – August 14, 2018 – GWG Holdings, Inc. (Nasdaq: GWGH), a financial services company transforming the life insurance industry through disruptive and innovative products and services, today announced an initial closing of its previously announced $695 million strategic transaction with The Beneficient Company Group, L.P. (BEN). Under the Master Exchange Agreement between GWGH and BEN, the transaction is structured as a two-part closing: an initial closing with the exchange of $453 million in assets among GWGH, BEN and Seller Trusts, and a final closing with the exchange of an additional $242 million in assets anticipated in the fourth quarter of this year. The Seller Trusts were formed to facilitate the transaction.

The strategic transaction is expected to significantly increase GWGH’s shareholder equity, diversify its balance sheet, future income statement and cash flow sources, while creating opportunities to leverage existing infrastructure and capabilities. For BEN, the transaction is expected to fulfill a goal of adding a life insurance class to its mix of alternative assets as a part of BEN providing liquidity to owners of illiquid alternative assets.

GWGH and BEN operate in complementary sectors of the alternative asset market by providing needed sources of liquidity. GWGH is one of the largest buyers of illiquid life insurance policies in the U.S. secondary market, as ranked by The Deal’s 2018 league tables, with its portfolio having reached 1,010 policies and $1.85 billion in policy benefits at the end of the second quarter. BEN provides a suite of innovative lending, trust and liquidity products to mid-to-high net worth (MHNW) individual investors and small-to-medium institutional owners of professionally managed illiquid alternative investment assets.

“We are pleased to move forward in a transformative transaction that brings together diversified alternative asset growth, resources and experience that will enable us both to expand our offerings, improve our balance sheet, and diversify our earnings,” said Jon Sabes, GWGH Chief Executive Officer.

“This transaction creates synergies to make both parties of the transaction stronger. BEN now has access to our expertise in the life insurance asset class, as well as our capabilities to distribute their alternative asset liquidity products to MHNW individual investors through the independent broker-dealers and RIAs we work with.”

“We are pleased to complete the first stage of our transaction with GWG Holdings for our Seller Trusts,” said Brad K. Heppner, Chief Executive Officer and Founder of BEN. “The life insurance asset class will be an important addition to our mix of alternative assets as we continue to grow our business. We look forward to the final closing of the transaction for our Seller Trusts.”

Transaction Details

Upon completing the final closing under the Master Exchange Agreement, $695 million of assets will be exchanged among GWGH, BEN and Seller Trusts, consisting of GWGH issuing to Seller Trusts $292 million of its common stock at $10 per share and $403 million in five-year GWGH L-Bonds. In exchange, GWGH will receive a $50 million investment through the issuance of GWGH Series B Preferred Stock that is convertible into GWGH common stock at $10.00 per share, a $200 million commercial loan receivable from BEN, and $445 million of BEN MLP units priced at $10 per unit.

The final closing is expected to take place upon the completion of regulatory and financial reporting requirements that both GWGH and BEN anticipate will occur in the fourth quarter of this year.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH), the parent company of GWG Life and Life Epigenetics, is a financial services company transforming the life insurance industry through disruptive and innovative products and services. The Company has developed a new suite of options for the life insurance secondary market called LifeCare Xchange (LCX). This new capability provides seniors with the exchange value of their life insurance policies they can apply to long-term care and other post-retirement needs. Life Epigenetics seeks to transform the industry by applying proprietary M-Panel epigenetic technology to improve on traditional life insurance underwriting practices. Since 2006, the Company has provided seniors over $525 million in value for their life insurance and owns a portfolio of $1.85 billion in face value of policy benefits as of June 30, 2018.

For more information about GWG Holdings, Inc. email info@gwgh.com or visit www.gwgh.com.

About The Beneficient Company Group

Based in Dallas, TX, BEN intends to market an array of lending and liquidity products focused on providing early liquidity from alternative assets to mid-to-high net worth individuals (MHNW) and small institutional investors that have historically had few attractive liquidity options. BEN also plans to offer fund administration, retirement funds and insurance services for covering risks attendant to owning or managing alternative assets. BEN intends to offer its services through companies that BEN intends to apply to charter in Texas, through its Bermuda-regulated PEN Indemnity Insurance Company, LTD, as well as online financial technologies and online platforms that will provide client access to BEN’s liquidity products, services and specialized reporting tools.

For more information about The Beneficient Company, visit www.trustben.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Contacts:

For GWG Holdings, Inc.

Dan Callahan

Director of Communication

612.746.1935

For the Beneficent Company

Mark Semer or Daniel Yunger

Kekst

212.521.4800